                                                                  Exhibit (a)(1)
                                                                  --------------

                             EXTREME NETWORKS, INC.

    OFFER TO EXCHANGE OUTSTANDING OPTIONS HAVING AN EXERCISE PRICE PER SHARE
                       OF $10.00 OR MORE FOR NEW OPTIONS
                    UNDER THE AMENDED 1996 STOCK OPTION PLAN,
                THE 2000 NONSTATUTORY STOCK OPTION PLAN, AND THE
                       2001 NONSTATUTORY STOCK OPTION PLAN

 THIS OFFER AND THE RIGHT TO WITHDRAW FROM THIS OFFER EXPIRES AT 12:00 MIDNIGHT,
         PACIFIC TIME, ON DECEMBER 3, 2001, UNLESS WE EXTEND THIS OFFER

This Supplement constitutes part of the Section 10(a) prospectuses relating to the Extreme Networks, Inc. Amended 1996 Stock Option Plan, the 2000 Nonstatutory Stock Option Plan and the 2001 Nonstatutory Stock Option Plan Stock Plan.

                             EXTREME NETWORKS, INC.
                  OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
    HAVING AN EXERCISE PRICE PER SHARE OF $10.00 OR MORE FOR NEW OPTIONS (THE
         "OFFER TO EXCHANGE") UNDER THE AMENDED 1996 STOCK OPTION PLAN,
                THE 2000 NONSTATUTORY STOCK OPTION PLAN, AND THE
                       2001 NONSTATUTORY STOCK OPTION PLAN

 THIS OFFER AND THE RIGHT TO WITHDRAW FROM THIS OFFER EXPIRES AT 12:00 MIDNIGHT,
           PACIFIC TIME, ON DECEMBER 3, 2001, (THE "EXPIRATION DATE")
                           UNLESS WE EXTEND THIS OFFER

                                OCTOBER 31, 2001

         Extreme Networks, Inc. ("Extreme") is offering its employees the opportunity to exchange certain outstanding options to purchase shares of Extreme common stock for new options which will, at the discretion of our Board of Directors (or a committee appointed by the Board of Directors), be granted under either the Extreme Networks, Inc. Amended 1996 Stock Option Plan as may be amended from time-to-time (the "1996 Plan"), the Extreme Networks, Inc. 2000 Nonstatutory Stock Option Plan, as may be amended from time-to-time (the "2000 Plan") or the Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan, as may be amended from time-to-time (the "2001 Plan"). We are making the Offer upon the terms and conditions described in this Offer to Exchange and the attached Summary of Terms (which together, as they may be amended from time-to-time, constitute the "Offer"). This Offer is not conditioned upon a minimum number of Eligible Options (as defined below) being exchanged. This Offer is subject to conditions that we describe in Section 6 of this Offer to Exchange.

         We are offering our employees, excluding our executive officers, directors and vice presidents, the opportunity to exchange certain outstanding options that have an exercise price greater than or equal to $10.00 (the "Eligible Options") for new options to purchase shares of our common stock (the "New Options"). If you accept this Offer and tender Eligible Options for exchange, as a condition to exchanging Eligible Options for New Options, those option grants you may have received and tendered for exchange will be cancelled in their entirety on the first business day following the Expiration Date (the "Cancellation Date"). Further, if you wish to accept this Offer and tender Eligible Options for exchange then, except for those option grants cancelled, you must exchange all of those options that were granted within the period that is six months prior to the Cancellation Date. Also, you may only tender options for all or none of the outstanding, unexercised shares subject to an individual Eligible Option grant. The New Options will be granted on a date which is at least six months and one day after the Cancellation Date (the "New Option Grant Date").

         Each eligible employee who accepts the Offer will receive one New Option for the same number of shares subject to each option tendered in the exchange. Subject to the terms and conditions of this Offer, the New Options will be granted on the date which is six months and one day after the Cancellation Date. Assuming we do not extend the Expiration Date, we presently expect to grant the New Options no earlier than June 5, 2002. The Offer is presently scheduled to expire on December 3, 2001 and we expect the Cancellation Date to be December 4, 2001, or promptly thereafter. Since we presently expect to cancel all tendered options on December 4, 2001, this means that if you participate in the Offer, you will be required to tender all options granted to you since June 4, 2001. The Offer is not conditioned on a minimum number of options being tendered. Participation in the Offer is completely voluntary. The Offer is subject to the conditions that we describe in Section 6 of this Offer.

         You may participate in the Offer if you are an employee of Extreme or one of its subsidiaries, but are not an executive officer, director or vice president of the Company, and have an Eligible Option. Please note that in order to receive a New Option, you must continue to be an eligible employee through the New Option Grant Date, which will be on the date six months and one day after the Cancellation Date, and which we currently expect to be June 5, 2002. If you are not employed on the New Option Grant date, you will have forfeited your options.

         If you tender Eligible Options for exchange as described in the Offer, and we accept your tendered Eligible Options, then, subject to the terms of the Offer, we will grant you the New Options under and subject to the terms of either the 1996 Plan, the 2000 Plan, or the 2001 Plan, at the discretion of our Board of Directors (or a committee appointed by the Board of Directors).

         The exercise price per share of the New Options will be 100% of the fair market value of our common stock as determined by the closing price reported on Nasdaq on the New Option Grant Date.

         The New Options for all Eligible Options exchanged will have a vesting schedule that is based on the grant date of the Eligible Option exchanged, as follows:

         - If the Eligible Option exchanged for the New Option has a grant date in 1999, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 24 months.

         - If the Eligible Option exchanged for the New Option has a grant date between January 1, 2000 and June 30, 2000, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 28 months.

         - If the Eligible Option exchanged for the New Option has a grant date between July 1, 2000 and December 31, 2000, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 32 months.

         - If the Eligible Option exchanged for the New Option has a grant date in 2001, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 36 months.

         ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS.

         WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

         Shares of our common stock are quoted on Nasdaq under the symbol "EXTR." On October 29, 2001, the closing price of our common stock as reported on Nasdaq was $11.64 per share.

         You should direct questions about this Offer or requests for assistance in completing the related documentation to Bill Barthell, Legal Department at Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, California 95051, bbarthell@extremenetworks.com, telephone (408) 579-2613.
-----------------------------

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    IMPORTANT
                                    ---------

     If you wish to tender your options for exchange, you must complete the online election form (the "Online Election Form") found on Extreme Networks' internal website created for this Offer (https://exchange.extremenetworks.com),
                                         ------------------------------------
before 12:00 midnight, Pacific Time, on December 3, 2001, unless the Offer is extended.

     We are not making the Offer to employees in any jurisdiction in which the Offer or the acceptance of any tender of Eligible Options would not be in compliance with the laws of that jurisdiction and we will not accept any tender of Eligible Options in such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the Offer to the employees in such jurisdiction.

     THE EXERCISE PRICE OF THE NEW OPTIONS WILL BE THE FAIR MARKET VALUE OF OUR COMMON STOCK ON THE NEW OPTION GRANT DATE. WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS. The decision to accept the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer is limited to this document, the attached Summary of Terms and the Tender Offer Statement on Schedule TO.

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE ATTACHED SUMMARY OF TERMS AND THE TENDER OFFER STATEMENT ON SCHEDULE TO. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                                TABLE OF CONTENTS
                                -----------------

SUMMARY OF TERMS ...........................................................................................    1
CERTAIN RISKS OF PARTICIPATING IN THE OFFER ................................................................    7
THE OFFER TO EXCHANGE ......................................................................................    9
    1.       Number of Options; Expiration Date ............................................................    9
    2.       Purpose of the Offer ..........................................................................   10
    3.       Procedures for Tendering Options ..............................................................   11
    4.       Change in Election; Withdrawal Rights .........................................................   11
    5.       Acceptance of Eligible Options for Exchange and Cancellation and Issuance of New Options ......   12
    6.       Conditions to the Offer .......................................................................   12
    7.       Price Range of Common Stock Underlying Options ................................................   14
    8.       Source and Amount of Consideration; Terms of New Options ......................................   14
    9.       Interests of Directors and Officers ...........................................................   17
    10.      Status of Eligible Options Acquired by Us in the Offer ........................................   18
    11.      Legal Matters; Regulatory Approvals ...........................................................   19
    12.      Material U.S. Federal Income Tax Consequences .................................................   19
    13.      Material Tax Consequences for Employees who are Tax Residents in Argentina ....................   19
    14.      Material Tax Consequences for Employees who are Tax Residents in Australia ....................   20
    15.      Material Tax Consequences for Employees who are Tax Residents in Belgium ......................   21
    16.      Material Tax Consequences for Employees who are Tax Residents in Brazil .......................   21
    17.      Material Tax Consequences for Employees who are Tax Residents in Canada .......................   22
    18.      Material Tax Consequences for Employees who are Tax Residents in Chile ........................   23
    19.      Material Tax Consequences for Employees who are Tax Residents in China ........................   23
    20.      Material Tax Consequences for Employees who are Tax Residents in Denmark ......................   24
    21.      Material Tax Consequences for Employees who are Tax Residents in Finland ......................   24
    22.      Material Tax Consequences for Employees who are Tax Residents in France .......................   25
    23.      Material Tax Consequences for Employees who are Tax Residents in Germany ......................   25
    24.      Material Tax Consequences for Employees who are Tax Residents in Hong Kong ....................   26
    25.      Material Tax Consequences for Employees who are Tax Residents in Italy ........................   26
    26.      Material Tax Consequences for Employees who are Tax Residents in Japan ........................   27
    27.      Material Tax Consequences for Employees who are Tax Residents in Korea ........................   27
    28.      Material Tax Consequences for Employees who are Tax Residents in Malaysia .....................   27
    29.      Material Tax Consequences for Employees who are Tax Residents in Mexico .......................   28
    30.      Material Tax Consequences for Employees who are Tax Residents in The Netherlands ..............   29
    31.      Material Tax Consequences for Employees who are Tax Residents in New Zealand ..................   29
    32.      Material Tax Consequences for Employees who are Tax Residents in Norway .......................   30
    33.      Material Tax Consequences for Employees who are Tax Residents in Singapore ....................   30
    34.      Material Tax Consequences for Employees who are Tax Residents in Spain ........................   31
    35.      Material Tax Consequences for Employees who are Tax Residents in Sweden .......................   31
    36.      Material Tax Consequences for Employees who are Tax Residents in Taiwan .......................   32
    37.      Material Tax Consequences for Employees who are Tax Residents in the United Arab Emirates .....   32
    38.      Material Tax Consequences for Employees who are Tax Residents in the United Kingdom ...........   32
    39.      Extension of the Offer; Termination; Amendment ................................................   33
    40.      Fees and Expenses .............................................................................   34
    41.      Information Concerning Extreme Networks .......................................................   34
    42.      Miscellaneous .................................................................................   36
SCHEDULE A   Information about our Directors and Executive Officers ........................................   37


                                SUMMARY OF TERMS


         The following are answers to some of the questions that you may have about the Offer. We urge you to read carefully the remainder of this Offer because it contains additional important information. In addition, we urge you to review the information in our annual report on Form 10-K for the year ended July 1, 2001, and the proxy statement distributed in connection with our 2001 annual meeting, as those documents contain important financial and other information about us. We have included references to the relevant sections of the Offer where you can find a more complete description of the topics in this summary.

1.       What is the Stock Option Exchange Program?

         Our Stock Option Exchange Program is a voluntary program that offers (the "Offer") eligible employees the opportunity to cancel certain underwater stock options (the "Eligible Options") and exchange these options for new options covering the same number of shares (the "New Options"). The Offer will remain open until December 3, 2001 (the "Expiration Date"). If you accept this Offer, your Eligible Options tendered for exchange will be cancelled on the first business day following the Expiration Date (the "Cancellation Date"), which is currently scheduled to be December 4, 2001. For accounting reasons we cannot grant New Options for at least six months and one day after we cancel the Eligible Options, so the New Options will be granted on June 5, 2002 or a later date if we extend the Offer (the "New Option Grant Date"). The New Options will have an exercise price that will be determined on the New Option Grant Date.

2.       Why are we offering the Stock Option Exchange Program?

         We are making this Offer because of the decline in the price of our common stock over the past year. We recognize that the exercise prices of the majority of outstanding options to purchase our common stock are higher than the recent price of our common stock as reported on Nasdaq, which has reduced the potential value of these outstanding options. (See Section 2.)

         Many outstanding options, whether or not currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. For this reason, we believe these options currently have little or no value as an incentive to retain and motivate employees, and are unlikely to be exercised in the foreseeable future. By making this Offer, we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create an incentive for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for our stockholders. (See Section 2.)

         Your participation in this Offer is voluntary, and so you may either keep your current Eligible Options at their current exercise price with their existing vesting schedules or cancel those Eligible Options in exchange for New Options for the same number of shares as your Eligible Options that you exchanged with an adjusted vesting schedule, which will be granted on the New Option Grant Date. (See Section 5.)

3.       What is an underwater stock option?

         An "underwater" stock option is an option with an exercise price that is higher than the current common stock price as reported, in the case of our common stock, on Nasdaq.

4.       What options may I exchange as part of this program?

         We are offering to exchange all stock options with an exercise price of $10.00 or more that are currently outstanding under our 1996 Amended Stock Option Plan ("1996 Plan"), the 2000 Nonstatutory Stock Option Plan ("2000 Plan"), or the 2001 Nonstatutory Stock Option Plan ("2001 Plan").

5.       Are there conditions to the Offer?

         The Offer is subject to the conditions described in Section 6 ("Conditions to the Offer"). The Offer is not conditioned on a minimum number of options being tendered. Participation is completely voluntary.

6. Are there any eligibility requirements I must satisfy in order to receive the New Options?

         You must be one of our employees or an employee of one of our subsidiaries on the Expiration Date, and you must remain continuously employed at Extreme or one of our subsidiaries through the New Option Grant Date.

         If you are not an employee of Extreme or one of our subsidiaries on the Expiration Date, you will not be eligible to exchange any Eligible Options and any election you may have made will not be accepted. In addition, if your employment with us is terminated for any reason, including as part of any announced reduction in force, you will fall in this category.

         If you do not remain an employee through the New Option Grant Date and your Eligible Options were cancelled under this Offer, you will not be granted New Options and your cancelled options will not be reinstated. (See Section 5.)

7.       How does the Offer work?

         On or before the Expiration Date, you may decide to exchange any one or all of your Eligible Options for New Options, which will be granted on the New Option Grant Date. If you accept this Offer and tender Eligible Options for exchange, then you must exchange all of those options that were granted since June 4, 2001. The New Options will be granted on the date that is six months and one day after the Cancellation Date, on June 5, 2002, unless we extend the Offer.

         Your New Options will represent the same number of shares as the total of each Eligible Option that you exchanged. The number of shares to be granted under your New Options will be adjusted for any stock split, stock dividend, recapitalization or similar transaction that may occur between the Expiration Date and the New Option Grant Date. (See Section 5.)

8. What if my Eligible Options are not currently vested? Can I exchange them?

         Yes. Your Eligible Options do not need to be vested in order for you to participate in the Offer.

9. If I elect to exchange my Eligible Options, do I have to exchange all of my Eligible Options or can I just exchange some of them?

         If you have more than one Eligible Option, then you may exchange any or all such Eligible Options, however, in all cases you must exchange all unexercised shares that are under a particular Eligible Option. In addition, if you exchange any of your Eligible Options, you must exchange all of your options granted since June 4, 2001. (See Section 1.)

10.      When will I receive my New Options?

         You will receive your New Options on the New Option Grant Date, which is expected to be June 5, 2002, or a later date if we extend the Offer. (See
Section 5.)

11. Why won't I receive my New Options immediately after the Expiration Date of the Offer?

         In order to avoid negative accounting consequences that can result from stock option exchanges, we cannot grant New Options for at least six months and one day after the Cancellation Date. Therefore, the New Option Grant Date is expected to be June 5, 2002, or a later date if we extend the Offer. Therefore, you will not receive your New Options until the New Option Grant Date, which is expected to be June 5, 2002 or a later date if we extend the Offer. Any other options to be granted to you by us prior to the New Option Grant Date will also be deferred until the New Option Grant Date. (See Section 10.)

12.      How will my New Options vest?

         The New Options for all Eligible Options exchanged will have a vesting schedule that is based on the grant date of the Eligible Option exchanged, as follows:

         - If the Eligible Option exchanged for the New Option has a grant date in 1999, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 24 months.

         - If the Eligible Option exchanged for the New Option has a grant date between January 1, 2000 and June 30, 2000, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 28 months.

         - If the Eligible Option exchanged for the New Option has a grant date between July 1, 2000 and December 31, 2000, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 32 months.

         - If the Eligible Option exchanged for the New Option has a grant date in 2001, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 36 months.

13.      What is the exercise price for the New Options?

         The exercise price of your New Options will be the fair market value of our common stock on the New Option Grant Date, which is expected to be June 5, 2002 or a later date if we extend the Offer, which will be the closing price of our common stock as reported on Nasdaq on that date. WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS YOU EXCHANGED. Therefore, we recommend that you obtain current market quotations for our common stock before deciding whether to participate in the Offer and exchange your Eligible Options. (See Section 8.)

14.      How long is the option term of the New Options?

         All New Options will have our standard option term of ten years from the date of grant. (See Section 8.)

15. What if my employment is terminated after the date that my Eligible Options are cancelled and prior to the New Option Grant Date?

         If your employment with us is terminated after your Eligible Options are cancelled and before the New Option Grant Date, you will forfeit the Eligible Options you cancelled, and you will not receive any New Options. (See
Section 1.)

         THIS OFFER DOES NOT CHANGE THE "AT-WILL" NATURE OF YOUR EMPLOYMENT WITH US OR THE NOTICE AGREEMENT REGARDING YOUR EMPLOYMENT WITH US, AND YOUR EMPLOYMENT MAY BE TERMINATED BY US OR ONE OF OUR SUBSIDIARIES OR BY YOU AT ANY TIME, INCLUDING PRIOR TO THE NEW OPTION GRANT DATE, FOR ANY REASON, WITH OR WITHOUT CAUSE. ACCORDINGLY, YOU SHOULD CAREFULLY CONSIDER THIS BEFORE TENDERING YOUR OPTIONS.

16. If I exchange my Eligible Options, how many shares will I receive under my New Options?

         This is a share-for-share Offer, so for each share covered by the Eligible Options you exchange, you will receive one share under the New Options. However, the number of shares covered by your New Options will be adjusted for any stock split, stock dividend, recapitalization or similar transaction that may occur between the Expiration Date and the New Option Grant Date. (See
Section 1.)

17. I have more than one Eligible Option. Do I have to exchange all of them in order to participate?

         No. You may exchange one or more of your Eligible Options or none at all. However, if you tender any Eligible Options, any options granted during the six months prior to the date your Eligible Options are cancelled will automatically be exchanged, and New Options will be granted for them if you elect to exchange any other Eligible Option. If you choose not to exchange any of your Eligible Options, then no options will be exchanged. (See Section 2.)

18.      Can I exchange a portion of an unexercised Eligible Option?

         No. If you elect to exchange an Eligible Option, you must exchange all unexercised shares covered by that Eligible Option.

19. Can I exchange the remaining portion of an Eligible Option that I have partially exercised?

         Yes. However, only unexercised shares covered by an Eligible Option may be exchanged if you elect to exchange a partially exercised Eligible Option. (See Section 1.)

20. If I elect to exchange one or more of my Eligible Options as part of the Offer, are any other options affected?

         Yes. If you participate in the Offer, any options granted during the six months prior to the date your Eligible Options are cancelled will automatically be exchanged and New Options will be granted for them. (See
Section 1.)

21.      Will my participation affect my receipt of any other option?

         Yes. If you participate in the Offer then you will not be able to receive any option grants during the period prior to the New Option Grant Date. (See Section 10.)

22. What if I'm to be given an option in connection with a future promotion?

         If your promotion occurs prior to the New Option Grant Date and you elected to exchange any Eligible Options under this Offer, the promotional option will be deferred until the New Option Grant Date. (See Section 10.)

23.      How long will this Offer remain open?

         Presently, the Offer is scheduled to remain open until 12:00 midnight, Pacific Time, on the Expiration Date, which is expected to be December 3, 2001, or a later date if we extend the Offer. We have no plans to extend the Offer beyond December 3, 2001. However, if we do extend the Offer, you will be notified of the extension. If we extend the Offer, we will announce the extension no later than 12:00 noon, Pacific Time, on the next business day after the last previously schedule or announced expiration. (See Sections 1 and 39.)

24. If the Offer is extended, how does the extension change the date on which my New Options will be granted?

         If we extend the Offer, the New Option Grant Date will be extended to a day that is six months and one day after the first business day following the extended Expiration Date.

25. Will my New Options be incentive stock options or nonstatutory stock options?

         All New Options will be nonstatutory stock options. (See Section 8.)

26.      Will I have to pay taxes if I tender my options in the Offer?

         If you exchange any Eligible Options in the Offer, you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the tender or upon our acceptance and cancellation of the options. In addition, the grant of the New Options is not a taxable event under current U.S. law, and you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of grant. (See
Section 12.)

         ALL OPTION HOLDERS, INCLUDING THOSE SUBJECT TO TAXATION IN A FOREIGN JURISDICTION, WHETHER BY REASON OF NATIONALITY, RESIDENCE OR OTHERWISE, SHOULD CONSULT WITH THEIR OWN PERSONAL TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THEIR PARTICIPATION IN THE OFFER. TAX CONSEQUENCES MAY VARY DEPENDING ON EACH INDIVIDUAL PARTICIPANT'S CIRCUMSTANCES. WE HAVE DISTRIBUTED WITH THIS OFFER SHORT SUMMARIES OF SOME OF THOSE CONSEQUENCES WITH RESPECT TO THOSE COUNTRIES WHERE OUR NON-U.S. EMPLOYEES ARE LOCATED. IF YOU ARE AN EMPLOYEE LOCATED OUTSIDE THE UNITED STATES, YOU SHOULD REVIEW THE RELEVANT SUMMARY, AND YOU SHOULD CONSULT YOUR INDIVIDUAL TAX ADVISOR BEFORE DECIDING WHETHER OR NOT TO PARTICIPATE IN THE OFFER. (SEE SECTIONS 13 THROUGH 38.)

27.      What happens if Extreme merges into or is acquired by another company?

         If we merge into or are acquired by another company prior to the expiration of the Offer, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the terms of those options.

         If we are merged into another entity after your tendered options are accepted for exchange and cancelled but before the New Options are granted, the obligations of Extreme in connection with the Offer would not be automatically assumed by the acquiring corporation. Whether or not the obligation to grant the New Options is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision for tendering option holders in the acquisition agreement, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any New Options would be granted in the event of such an acquisition. Therefore, it is possible that you could give up your Eligible Options and not receive any New Options from the acquiring corporation.

         If we merge into or are acquired by another company after the grant of the New Options, those options may be assumed by the merged company or the acquiring company, in which event they would continue to vest in accordance with the vesting schedule in effect for them prior to the acquisition. If the New Options are not assumed, the Board of Directors, in its sole discretion, may provide that any unexercisable or unvested portion of the outstanding New Options will be immediately exercisable and vested in full as of the date ten days prior to the effective time of the acquisition. Any New Option which is neither assumed by the acquiring corporation nor exercised as of the date of the acquisition, would terminate at the effective time of the acquisition. (See
Section 8.)

28.      What do I need to do to exchange my Eligible Options?

         If you wish to tender your options for exchange, you must complete the Online Election Form found on Extreme Networks' internal website created for this offer (https://exchange.extremenetworks.com) before 12:00 midnight on
            ------------------------------------
December 3, 2001, Pacific Time unless the Offer is extended.

29.      What is the deadline to elect to participate in the Offer?

         You must submit your Online Election Form by 12:00 midnight, Pacific Time, on the Expiration Date, which is expected to be December 3, 2001, or a later date if we extend the Offer. Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time. If we extend the Offer, we will announce the extension no later than 12:00 noon, Pacific Time, the next business day after the last previously scheduled or announced expiration date. (See Sections 3 and 39.)

30.      Can I change my election? How often?

         Yes. You can change your election as many times as you like by revising and resubmitting your Online Election Form prior to the deadline. However, the last Online Election Form you submit prior to the deadline will be the Online Election Form that governs your election. (See Section 4.)

31.      What will happen if I don't turn in my form by the deadline?

         If you miss this deadline, you cannot participate in the Offer. THERE CAN BE NO EXCEPTIONS TO THIS DEADLINE.

32.      What if I don't accept this Offer?

         This Offer is completely voluntary. You do not have to participate, and there are no penalties for electing not to participate in this Offer. If you elect not to participate in the Offer, none of your options will be exchanged or cancelled as a result of not participating in the Offer.

33.      What do I do if I have additional questions about this Offer?

         If you have questions about the Offer, you should contact Bill Barthell in the Legal Department by email (bbarthell@extremenetworks.com) or by telephone
                                  -----------------------------
((408) 579-2613).

34.      What do I do if I have questions about my options?

         If you have questions about your options, you should contact Anna Baca (abaca@extremenetworks.com) in Stock Administration by email or by telephone
 -------------------------
((408) 579-2617).

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE ATTACHED SUMMARY OF TERMS AND THE TENDER OFFER STATEMENT ON SCHEDULE TO. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                   CERTAIN RISKS OF PARTICIPATING IN THE OFFER
                   -------------------------------------------

     Participation in the Offer involves a number of potential risks, including those described below. This section briefly highlights some of the risks and is necessarily incomplete, and should be read together with the "Risk Factors" in Extreme's annual report on Form 10-K for the fiscal year ended July 1, 2001 filed with the Securities and Exchange Commission (the "SEC") on September 26, 2001. Eligible participants should carefully consider these and other risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the Offer. In addition, we strongly urge you to read the remainder of this Offer to Exchange before deciding to participate in the Exchange Offer. The list of risks does not include certain risks that may apply to employees who live and work outside of the United States. We urge those employees to read the sections in this Offer to Exchange discussing tax consequences in various countries, as well as the other documents listed above, and to consult with an investment and tax advisor as necessary before deciding to participate in this Exchange Offer.

                                 Economic Risks

If your employment terminates prior to the grant of the New Options, you will receive neither a New Option nor the return of your cancelled option.

     Once your option is cancelled, it cannot be restored, and you will not be granted a New Option if you are not an employee of Extreme or one of its subsidiaries on the date the New Options are granted. Accordingly, if your employment terminates for any reason prior to the grant of the New Options, you will have the benefit of neither the cancelled option nor the New Option.

If our stock price increases after the date your tendered options are cancelled, your cancelled options might have been worth more than the New Options that you have received in exchange for them.

     For example, if you tender for cancellation options with a $25.00 exercise price, and Extreme's stock appreciates to $50.00 when the New Options are granted, your New Option will have a higher exercise price than the cancelled option.

Participation in the Offer will make you ineligible to receive any option grants until June 5, 2002, at the earliest.

     Employees are generally eligible to receive option grants at any time that the Board of chooses to make them. However, if you participate in the Offer, you will not be eligible to receive any option grants until June 5, 2002, at the earliest.

If we enter into a merger or other similar transaction, either before or after the expected date of grant of the New Options, you might receive New Options with limited potential for future value or no New Options at all.

     If our shares are acquired in a cash merger, your New Option exercise price may be close to the cash price being paid for our shares, resulting in very limited future price appreciation potential. Furthermore, the Board of Directors has reserved the right not to grant the New Options if that were to become necessary or appropriate to complete a transaction that Extreme believes to be in the best interests of the Company and our stockholders.

                      Tax-Related Risks for U.S. Residents

Your New Option will be a nonstatutory stock option, whereas your cancelled option may have been an incentive stock option.

     Even if your cancelled option was an incentive stock option, your New Option will be a nonstatutory stock option. In general, nonstatutory stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosures set forth in the prospectuses for the Extreme Networks, Inc. Amended 1996 Stock Option Plan, the Extreme Networks, Inc. 2000 Nonstatutory Stock Option Plan and the Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan.

Even if you elect not to participate in the option exchange program, your incentive stock options may be affected.

         We believe that you will not be subject to current U.S. federal income tax as a result of not electing to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent exercises of your outstanding incentive stock options (and sales of shares acquired upon exercise of such options) if you do not participate in the option exchange program. However, the IRS may characterize the option exchange program as a "modification" of those incentive stock options, even if you decline to participate. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment and cause a portion of your incentive stock options to be treated as nonstatutory stock options.

                    Tax-Related Risks for Non-U.S. Residents

         If you are an employee residing outside of the U.S. and you take advantage of this Offer, you may be liable for tax and social insurance contributions on the fair market value of the New Options at the time of the exchange. Additionally, you may lose the ability to claim preferential tax treatment in connection with your New Options. In addition, you may have exchange control reporting obligations associated with the transfer of funds in connection with the New Options or the ownership of foreign shares of stock. A general summary of the tax implications of the option exchange in your country can be found in Sections 13 through 38 of this Offer. However, these summaries are general in nature and necessarily incomplete and may not apply to your specific circumstances. We therefore strongly recommend you consult with a tax advisor in your own country as to the tax consequences of participating in the Offer.

         If you are eligible for the Offer because you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.

                              THE OFFER TO EXCHANGE
                              ---------------------

1.       Number of Options; Expiration Date.
         ----------------------------------

         We are offering our employees, excluding our executive officers directors and vice presidents (see Schedule A to this Offer for more information about our executive officers and directors), the opportunity to exchange certain outstanding options that have an exercise price greater than or equal to $10.00 and are not specifically excluded (the "Eligible Options") for a new option to purchase shares of our common stock (the "New Options"). This Offer is currently scheduled to expire on December 3, 2001 (the "Expiration Date"). If you accept this Offer, your Eligible Options tendered for exchange will be cancelled on the first business date following the Expiration Date (the "Cancellation Date"), which is currently scheduled to be December 4, 2001. If you accept this Offer and tender Eligible Options for exchange, you MUST exchange all of those options (the "Required Options") that were granted within the period that is six months prior to the Cancellation Date. The New Options will be granted on the date which is six months and one day after the Cancellation Date (the "New Option Grant Date"). The total number of shares of our common stock subject to Eligible Options is 15,436,910.

         Our Offer is subject to the terms and conditions described in this Offer to Exchange and the attached Summary of Terms. We will only accept Eligible Options that are properly exchanged and not validly withdrawn in accordance with Section 4 of this Offer before the Offer expires on the Expiration Date.

         Your New Options will represent the same number of shares as the aggregate number of shares represented by each Eligible Option that you exchange. The number of shares to be represented by the New Options will be adjusted for any stock split, stock dividend, recapitalization or similar transaction that may occur between the Expiration Date and the New Option Grant Date, which will be six months and one day from the Cancellation Date. IF, FOR ANY REASON, YOU ARE NOT EMPLOYED BY US OR ONE OF OUR SUBSIDIARIES ON THE NEW OPTION GRANT DATE, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR ELIGIBLE OPTIONS THAT HAVE BEEN EXCHANGED AND CANCELLED. THUS, YOU WILL FORFEIT THE ELIGIBLE OPTIONS TENDERED IF YOUR EMPLOYMENT WITH US OR ONE OF OUR SUBSIDIARIES TERMINATES AFTER YOU TENDERED YOUR OPTIONS BUT PRIOR TO THE EXPIRATION DATE, YOU ARE NOT ELIGIBLE TO PARTICIPATE IN THE OFFER. PARTICIPATION IN THIS OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN EMPLOYED BY US OR ANY OF OUR SUBSIDIARIES. All New Options will be issued under either our 1996 Amended Stock Option Plan (the "1996 Plan"), our 2000 Nonstatutory Stock Option Plan (the "2000 Plan") or our 2001 Nonstatutory Stock Option Plan (the "2001 Plan").

         The Expiration Date of this Offer is 12:00 midnight, Pacific Time, on December 3, 2001, unless we, in our sole discretion, extend the Offer. If we extend the Offer, the term Expiration Date will refer to the latest time and date at which the Offer expires. See Section 39 for a description of our rights to extend, delay, terminate and amend the Offer.

         We will publish a notice if we decide to take any of the following actions:

         - increase or decrease what we will give you in exchange for your Eligible Options;

         - increase or decrease the number of Eligible Options to be exchanged in the Offer; or

         -    extend or terminate the Offer.

         If the Offer is scheduled to expire within ten business days from the date we notify you of an increase or decrease as described above, we also intend to extend the Offer for a period of ten business days after the date the notice is published. A business day means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight.

2.       Purpose of the Offer.
         --------------------

         We are making this Offer because of the decline in the price of our common stock over the past year. We recognize that the exercise price of the majority of outstanding options to purchase our common stock are currently higher than the price of our common stock as reported on Nasdaq, which has reduced the potential value of your options and our stock option program to you.

         Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. For this reason, we believe these options have little or no current value as an incentive to retain and motivate employees, and are unlikely to be exercised in the foreseeable future. By making this Offer we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders. The Eligible Options that are cancelled as part of this Offer will go back into the pool of options available for grant under either the 1996 Plan, the 2000 Plan, or the 2001 Plan, depending on which plan they were originally granted from.

         Your participation in this Offer is voluntary, and we will allow you to either keep your current Eligible Options at their current exercise price with their existing vesting schedules or cancel those Eligible Options in exchange for a New Option for the same number of shares as your Eligible Options that you exchanged with an adjusted vesting schedule, which will be granted on the New Option Grant Date.

         We continually evaluate and explore strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees, including our executive officers and our non-employee directors, as well as provide them with the opportunity to make periodic purchases of our common stock pursuant to the formula provisions of our Employee Stock Purchase Plan. Our employees, including our executive officers, from time-to-time acquire or dispose of our securities. Subject to the foregoing, and except as otherwise disclosed in this Offer or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

          (a) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

          (b) any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

          (c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

          (d) any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

          (e)  any other material change in our corporate structure or business;

          (f) our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

          (g) our common stock becoming eligible for termination of registration pursuant to the Section 12(g)(4) of the Securities Exchange Act;

          (h)  the suspension of our obligation to file reports pursuant to
               Section 15(d) of the Securities Exchange Act;

          (i) the acquisition by any person of any of our securities or the disposition of any of our securities; or

          (j) any change in our articles of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

THE EXERCISE PRICE OF THE NEW OPTIONS WILL BE THE FAIR MARKET VALUE OF OUR COMMON STOCK ON THE NEW OPTION GRANT DATE. THUS, WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS. NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION IN THE OFFER TO EXCHANGE AND TO CONSULT YOUR OWN INVESTMENT, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OPTIONS FOR EXCHANGE TAKING INTO ACCOUNT YOUR OWN PERSONAL CIRCUMSTANCES AND PREFERENCES.

3.        Procedures for Tendering Options.
          --------------------------------

          Making Your Election. To make your election to accept or reject this Offer, you must complete the Online Election Form found on Extreme Networks' internal website created for this Offer, (https://exchange.extremenetworks.com)
                                          ------------------------------------
before the Expiration Date. The Expiration Date is 12:00 midnight, Pacific Time on December 3, 2001, unless we extend the Offer.

          If you do not complete the Online Election Form by the deadline, then you will not be able to participate in the Offer, and all stock options currently held by you will remain unchanged at their original price and terms.

          Determination of Validity; Rejection of Eligible Options. We will resolve, in our discretion, all questions as to the number of shares subject to Eligible Options and the validity, form, eligibility (including time of receipt) and acceptance of election forms. Our determination of these matters will be final and binding on all parties. We may reject any or all Eligible Options that are exchanged to the extent that we determine they were incomplete, or not properly executed or delivered or to the extent that we determine it is unlawful to accept the Eligible Options that are exchanged. Otherwise, we will accept Eligible Options that are properly exchanged and are not validly withdrawn. We will send a confirmation of our acceptance of the tender of your Eligible Options immediately after the Expiration Date. We will also notify you of the date on which the New Options will be granted.

          Our Acceptance Constitutes An Agreement. If you elect to exchange your Eligible Options and you exchange your Eligible Options according to the procedures described above, you will have accepted the Offer. Our acceptance of Eligible Options that are properly exchanged will form a binding agreement between us and you on the terms and subject to the conditions of this Offer.

          Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the Expiration Date all Eligible Options that are properly exchanged and have not been validly withdrawn. See Sections 6 and 39 for information concerning our rights to extend, terminate and amend the Offer.

4.        Change in Election; Withdrawal Rights.
          -------------------------------------

          You may only change your election by following the procedures described in this Section 4. If your employment with us terminates prior to the Expiration Date, the options you wanted to exchange will automatically be withdrawn and returned to you. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination, but only during the limited period for which those options remain exercisable following your termination.

          You may withdraw your tendered options at any time before 12:00 midnight, Pacific Time, on December 3, 2001. If we extend the Offer beyond that time, you may withdraw your tendered options at any time until the extended Expiration Date. In addition, if we have not accepted your tendered options for exchange by 12:00 midnight, Pacific Time, on December 3, 2001, you may withdraw your tendered options at any time after December 3, 2001.

         To validly withdraw tendered options, you must re-submit the Online Election Form found on Extreme Networks' internal website
(https://exchange.extremenetworks.com) before the Expiration Date. We will treat
 ------------------------------------
the last Online Election Form submitted by you prior to the Expiration Date as your final election with respect to the Offer.

         Although you may withdraw some, but not all, of your Eligible Options, you may not withdraw only a portion of a particular Eligible Option. In addition, you may not withdraw any Required Options unless you withdraw all of your Eligible Options.

         You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly tendered for purposes of the Offer, unless you resubmit the Online Election Form before the Expiration Date by following the procedures described in Section 4.

5.       Acceptance of Eligible Options for Exchange and Cancellation and
         ----------------------------------------------------------------
         Issuance of New Options.
         -----------------------

         On the terms and subject to the conditions of this Offer and as promptly as practicable following the Expiration Date, we will timely accept the Eligible Options for exchange and cancel all Eligible Options properly exchanged and not validly withdrawn before the Expiration Date. The New Options will be granted no earlier than June 5, 2002, or at a later date if the Offer is extended, with vesting of the New Options beginning effective on the date of grant. Our Board of Directors will meet on the actual grant date in order to issue the New Options.

         Your New Options will represent the same number of shares as the aggregate number of shares represented by each Eligible Option that you exchange. The number of shares to be represented by the New Options will be adjusted for any stock split, stock dividend, recapitalization or similar transaction that may occur between the Expiration Date and the New Option Grant Date. If you are not employed by us or one of our subsidiaries on the Expiration Date, then you are not eligible to participate in this Offer. If you are an employee of ours or one of our subsidiaries as of the Expiration Date but are not employed continuously by us or one of our subsidiaries through the New Option Grant Date, you will not be eligible to receive New Options and you will not get Eligible Options back.

         We will notify you on or prior to the Cancellation Date if we reject your election to exchange your Eligible Options. Unless you are notified of a rejection, you may assume that, immediately following the Cancellation Date, your properly completed and submitted Online Election Form and your tendered Eligible Options have been accepted. We will send a confirmation of our acceptance of your tendered Eligible Options and notify you of the date on which your New Options will be granted.

6.       Conditions to the Offer.
         -----------------------

         At any time on or before the Expiration Date, we may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Options that you elect to exchange, if we determine that any event has occurred that, in our reasonable judgment, makes it inadvisable for us to proceed with the Offer or to accept and cancel Eligible Options that you elect to exchange. Such events might include, but are not limited to, the following:

         (a) any action or proceeding by any government agency, authority or tribunal or any other person, domestic or foreign, is threatened or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the Eligible Options, the issuance of New Options, or otherwise relates to the Offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or otherwise), income, operations or prospects or materially impair the benefits we believe we will receive from the Offer;

     (b) any action is threatened, pending or taken, or any approval is withheld, by any court or any authority, agency, tribunal or any person that, in our reasonable judgment, would or might directly or indirectly:

          (i) make it illegal for us to accept some or all of the Eligible Options or to issue some or all of the New Options or otherwise restrict or prohibit consummation of the Offer or otherwise relates to the Offer;

          (ii) delay or restrict our ability, or render us unable, to accept the Eligible Options for exchange and cancellation or to issue New Options for some or all of the exchanged Eligible Options;

          (iii) materially impair the benefits we believe we will receive from the Offer, including the retention and incentivizing of our employees; or

          (iv) materially and adversely affect our business, condition (financial or other), income, operations or prospects;

     (c)  there is:

          (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

          (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

     (d) another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

          (i) any person, entity or "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act, has acquired or proposed to acquire beneficial ownership of more than five percent of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than five percent of the outstanding shares of our common stock, other than any such person, entity or group that has filed a
                Schedule 13D or Schedule 13G with the SEC on or before the Expiration Date;

          (ii) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the Expiration Date has acquired or proposed to acquire beneficial ownership of an additional two percent or more of the outstanding shares of our common stock; or

          (iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement that it intends to acquire us or any of our assets or securities; or

     (e) any change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us.

          The conditions to the Offer are for our benefit. We may assert them in our discretion before the Expiration Date and we may waive them on or before the Expiration Date, whether or not we waive any other condition to the Offer.

          Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this
Section 6 will be final and binding upon everyone.

     7.   Price Range of Common Stock Underlying Options.
          ----------------------------------------------

          The Eligible Options to be exchanged pursuant to this Offer are not publicly traded. However, upon exercise of an option that we granted, the option holder becomes an owner of our common stock. Our common stock is quoted on Nasdaq under the symbol "EXTR." The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported on Nasdaq, as adjusted to reflect the two for one stock dividend issued on August 25, 2000.

                                                       High              Low
                                                 -------------     -------------
Fiscal 1999
  Fourth Quarter (beginning April 9, 1999)......   $    14.52        $     9.78
Fiscal 2000
  First Quarter.................................   $    42.25        $    22.81
  Second Quarter................................        49.03             30.66
  Third Quarter.................................        59.50             38.00
  Fourth Quarter................................        52.75             21.44
Fiscal 2001
  First Quarter.................................   $   120.69        $    46.25
  Second Quarter................................       123.56             31.13
  Third Quarter.................................        50.38             14.96
  Fourth Quarter................................        39.50             12.27
Fiscal 2002
  First Quarter.................................   $    32.07        $     5.85
  Second Quarter (through October 29, 2001).....        15.19              6.01

     As of October 29, 2001, the last reported sale price of our common stock, as reported by Nasdaq, was $11.64 per share.

-----------------------------------------------------------------------------

         THE EXERCISE PRICE OF THE NEW OPTIONS WILL BE THE FAIR MARKET VALUE ON THE NEW OPTION GRANT DATE, WHICH WILL BE JUNE 5, 2002, UNLESS WE EXTEND THE OFFER. WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options.

     8.   Source and Amount of Consideration; Terms of New Options.
          --------------------------------------------------------

          Consideration. Your New Options will represent the same number of shares as the aggregate number of shares represented by each Eligible Option that you exchange. The number of shares to be represented by the New Options will be adjusted for any stock split, stock dividend, recapitalization or similar transaction that may occur between the Expiration Date and the New Option Grant Date.

          If we receive and accept the exchange of all outstanding options, we will grant New Options to purchase a total of approximately 15,436,910 shares of our common stock. The common stock issuable upon exercise of the New Options would equal approximately 13.5% of the total shares of our common stock outstanding as of October 24, 2001.

          Merger or Acquisition. If we merge into or are acquired by another company prior to the Expiration Date, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the terms of those existing options.

          If we are acquired and become a subsidiary of the acquiring corporation after your tendered options are accepted for exchange and cancelled but before the New Option Grant Date, the obligations of Extreme in connection with the Offer would not be automatically assumed by the acquiring corporation. Whether or not the obligation to grant the New Options is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision for tendering option holders in the acquisition agreement, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any New Options would be granted in the event of such an acquisition. Therefore, it is possible that you could give up your Eligible Options and not receive any New Options from the acquiring corporation.

          If we merge into or are acquired by another company after the grant of the New Options, those options may be assumed by the merged company or the acquiring company, in which event they would continue to vest in accordance with the vesting schedule in effect for them prior to the acquisition. If the New Options are not assumed, the Board of Directors, in its sole discretion, may provide that any unexercisable or unvested portion of the outstanding New Options will be immediately exercisable and vested in full as of the date ten days prior to the effective time of the acquisition. Any New Option which is neither assumed by the acquiring corporation nor exercised as of the date of the acquisition, would terminate at the effective time of the acquisition. (See
Section 8.)

          Terms of New Options. All New Options will be nonstatutory stock options issued under either the 1996 Plan, the 2000 Plan, or the 2001 Plan. The issuance of New Options under this Offer will not create any contractual or other right of the recipients to receive any future grants of options or benefits in lieu of options.

          Information regarding the Option Plans may be found in the S-8 Registration Statements and related Prospectuses prepared in connection with each of the Option Plans. Please contact Stock Administration to request copies of the Option Plans and related prospectuses. Copies will be provided promptly and at our expense.

          General. The 1996 Plan was originally adopted on September 3, 1996 and was amended and retitled on January 22, 1999. The 2000 Plan was adopted on March 18, 2000. The 2001 Plan was adopted on May 23, 2001. As of October 24, 2001, there were 1,401,947, 564,687, 1,732,150 shares of our common stock available for issuance under the 1996 Plan, 2000 Plan and 2001 Plan, respectively.

          Administration. Our Board of Directors administers the Option Plans, unless it has delegated administration to a committee. Our Board of Directors has the authority to construe, interpret and amend the Option Plans.

          Term. Each New Option will have a term that expires at 11:59 p.m., Pacific Time, on the day prior to the ten-year anniversary of the New Option Grant Date.

          Time of Exercise. Generally, you may exercise the vested portion of a New Option at any time prior to the option expiration date. However, if your employment with us terminates, the time in which you may exercise the vested portion of your New Option will be shortened. If your employment with us terminates for any reason other than your death or permanent disability, you must exercise the vested portion of your New Option within 90 days following your termination date, but in any event no later than the option expiration date. If your employment with us or one of our subsidiaries terminates as a result of your permanent disability or death, you, or your estate, must exercise the vested portion of your New Option within 12 months following your termination date, but in any event no later than the option expiration date. However, under no circumstances may you exercise the New Options after the expiration of the term of such option.

          Exercise Price. The New Options will have an exercise price equal to:
(a) the closing price of our common stock as reported on Nasdaq on the New Option Grant Date, or (b) if required by applicable law in countries outside the United States, an average of the closing prices of our common stock as reported on Nasdaq for a number of days (generally not exceeding 20) prior to the New Option Grant Date. WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your options.

          Payment of Exercise Price. You may exercise your New Options, in whole or in part, by delivery of a written notice to us together with a share subscription or purchase form which is accompanied by payment in full of the eligible exercise price. The permissible methods of payment of the option exercise price are determined by the Board of Directors and generally include the following (the permissible methods may be limited in certain countries outside of the United States):

          .    cash or check,

          .    cashless exercise,

          . tender to us of shares of our common stock, which if acquired from us, have been owned by the option holder for no less than six months, having a fair market value on the date of exercise equal to the aggregate exercise price, or

          .    a combination of the foregoing methods.

          Vesting and Exercise. Our Board of Directors has the authority to determine the time or times at which options granted under the Option Plans may be exercised. The New Options will not have the same vesting schedule as the Eligible Options exchanged for the New Options. Under the vesting schedule for the New Options, you may not receive complete credit for the past vesting of Eligible Options. If you receive a New Option and are continuously employed by us or one of our subsidiaries, your New Option will vest as follows:

          - If the Eligible Option exchanged for the New Option has a grant date in 1999, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 24 months.

          - If the Eligible Option exchanged for the New Option has a grant date between January 1, 2000 and June 30, 2000, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 28 months.

          - If the Eligible Option exchanged for the New Option has a grant date between July 1, 2000 and December 31, 2000, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 32 months.

          - If the Eligible Option exchanged for the New Option has a grant date in 2001, the New Option will be 25% vested as of the New Option Grant Date and the remaining 75% vests monthly over 36 months.

          Tax Consequences. You should refer to Section 12 for a discussion of the material U.S. federal income tax consequences of the New Options and Sections 13 through 38 for a discussion of the material tax consequences associated with New Options in those countries outside the U.S. where you are employed. If you are an employee based outside of the United States, you may want to consult with your own tax advisor to determine the tax and social insurance contribution consequences of this transaction under the laws of the country in which you live and work.

          Adjustments Upon Certain Events. If there is a change in our capitalization, such as a stock split, reverse stock split, stock dividend or other similar event, and the change results in an increase or decrease in the number of issued shares without receipt of consideration by us, an appropriate adjustment will be made to the price of each option and the number of shares subject to each option.

          In the event there is a sale of all or substantially all of our assets or stock, or we merge with another corporation ("transfer of control") after the New Option Grant Date, your New Options will be assumed or replaced with new options of the successor corporation. If the successor corporation does not assume or substitute for your New Options, the Board of Directors may, in its sole discretion, provide that any unexercisable or unvested portion of the outstanding New Options will be immediately exercisable and vested in full as of the date ten days prior to the effective time of the transfer of control. Any New Option which is neither assumed by the successor corporation nor exercised as of the date of the transfer of control, would terminate at the effective time of the transfer of control.

          Termination of Employment. IF, FOR ANY REASON, YOU ARE NOT EMPLOYED BY US OR ONE OF OUR SUBSIDIARIES FROM THE EXPIRATION DATE THROUGH THE NEW OPTION GRANT DATE, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR ELIGIBLE OPTIONS THAT HAVE BEEN EXCHANGED. IF YOUR EMPLOYMENT WITH US OR ONE OF OUR SUBSIDIARIES TERMINATED AFTER YOU TENDERED

YOUR OPTIONS BUT PRIOR TO THE EXPIRATION DATE, YOU ARE NOT ELIGIBLE TO PARTICIPATE IN THE OFFER. PARTICIPATION IN THIS OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN EMPLOYED BY US OR ANY OF OUR SUBSIDIARIES. THIS MEANS THAT IF YOU DIE OR QUIT, WITH OR WITHOUT GOOD REASON, OR WE TERMINATE YOUR EMPLOYMENT, WITH OR WITHOUT CAUSE, PRIOR TO THE NEW OPTION GRANT DATE AND AFTER THE EXPIRATION DATE, YOU WILL NOT RECEIVE ANYTHING FOR THE ELIGIBLE OPTIONS THAT YOU EXCHANGED AND WE CANCELLED. THE OFFER IS A ONE-TIME EVENT AND ANY
BENEFIT FROM THIS OFFER IS NOT A PART OF YOUR REMUNERATION.

           Registration of Option Shares. All shares of common stock issuable upon exercise of options under the Option Plans, including the shares that will be issuable upon exercise of all New Options, have been registered under the Securities Act of 1933 on a Registration Statement on Form S-8 filed with the SEC. Unless you are considered an "affiliate" of ours, you will be able to sell your New Option shares free of any transfer restrictions under applicable securities laws.

           Our statements in this Offer concerning the Option Plans are merely summaries and do not purport to be complete. These statements are subject to, and are qualified in their entirety by reference to, all provisions of the 1996 Plan, the 2000 Plan, and the 2001 Plan, each of which is filed as an exhibit to the Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part. See Section 8 for a discussion on how to obtain copies of the Option Plans.

9.         Interests of Directors and Officers.
           -----------------------------------

           A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. As of October 24, 2001, our executive officers and non-employee directors (eleven (11) persons) as a group beneficially owned options outstanding under our 1996 Plan to purchase a total of 3,320,000 of our shares of common stock, which represent approximately 17.09% of the shares subject to all options outstanding under the 1996 Plan as of that date. Directors and executive officers, as a group, beneficially own no options outstanding under our 2000 Plan. Directors and executive officers, as a group, beneficially owned options outstanding under our 2001 Plan to purchase 1,300,000 shares of our common stock, which represents approximately 57.3% of the shares subject to all options outstanding under the 2001 Plan as of that date. Directors and executive officers, as a group, beneficially owned options outstanding under the Option Plans to purchase a total of 4,620,000 of our shares, which represented approximately 18.4% of the shares subject to all options outstanding under the Option Plans as of that date. These options to purchase our shares owned by officers and directors are not eligible to be tendered in the Offer.

                Name                        Percentage of Total Options Owned         Options Outstanding
                Charles Carinalli                         1.39%                               350,000
                Harold (Hal) Covert                       1.79%                               450,000
                Stephen Haddock                           2.87%                               720,000
                Promod Haque                              0.20%                                50,000
                Ken Levy                                  0.40%                               100,000
                Larry Orr                                 0.20%                                50,000
                Darrell Scherbarth                        0.0%                                    ---
                Herb Schneider                            2.87%                               720,000
                Gordon Stitt                              5.10%                             1,280,000

          Chris Todd                      3.39%                      850,000
          Peter Wolken                    0.20%                       50,000


          Neither our executive officers nor our directors are eligible to participate in the Offer.

          The following is a transactions list of the stock and stock option involving our executive officers and directors during the 60 days prior to and including October 24, 2001:

          . We made a new hire grant of stock options to Chris Todd on October 2, 2001 for a total of 850,000 shares.

          . We made a grant of stock options to Ken Levy on October 22, 2001 for a total of 100,000 shares.

          Except as otherwise described above, there have been no transactions in options to purchase our shares or in our shares which were effected during the 60 days prior to October 24, 2001 by Extreme or, to our knowledge, by any executive officer, director or affiliate of Extreme.

10.       Status of Eligible Options Acquired by Us in the Offer.
          ------------------------------------------------------

          Many of our option holders hold options with exercise prices significantly higher than the current market price of our common stock. We believe it is in our best interest to offer these option holders an opportunity to more effectively participate in the potential growth in our stock price. We could accomplish this goal by repricing existing options, which would enable option holders to immediately receive New Options with a lower exercise price. However, the repriced options would be subject to variable accounting, which would require us to record additional compensation expense each quarter to the extent the New Options were in-the-money until the repriced options were exercised, canceled or expired.

          We believe that we can accomplish our goals of providing option holders with the benefit of choosing whether they want to receive options that over time may have greater potential to increase in value than the Eligible Options held by the option holders, without incurring additional current or future compensation expense because:

          - we will not grant any New Options until a day that is at least six months and one day after the date that we accept and cancel Eligible Options tendered for exchange;

          - the exercise price of the New Options will equal the fair market value equal to the closing price of our common stock as reported on Nasdaq on the New Option Grant Date;

          - we will require any option holder who tenders any Eligible Options in the Offer to tender all Eligible Options that he or she received during the six months immediately prior to the Cancellation Date; and

          - we will defer the grant of any other options to which an option holder who tendered Eligible Options in the Offer may be entitled until the New Option Grant Date.

          Eligible Options that have been granted under the Option Plans and that we acquire in connection with the Offer will be cancelled and the shares of common stock that may be purchased under those Eligible Options will be returned to the pool of shares available for grants of new awards or options under the Option Plans without further stockholder action, except as required by applicable law or Nasdaq rules or any other securities quotation system or any stock exchange on which our common stock is then quoted or listed.

11.      Legal Matters; Regulatory Approvals.
         -----------------------------------

         We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the Eligible Options as described in the Offer. If any other approval or action should be required, we presently intend to seek such approval or take such action. This could require us to delay the acceptance of any Eligible Options that you elect to exchange. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the Offer to accept exchanged Eligible Options and to issue New Options is subject to conditions, including the conditions described in Section 6.

12.      Material U.S. Federal Income Tax Consequences.
         ---------------------------------------------

         The following is a general summary of the material U.S. federal income tax consequences of the exchange of Eligible Options under the Offer. This discussion is based on the Internal Revenue Code of 1986, as amended, and regulations thereunder as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of option holders. In addition, this discussion does not address any aspect of foreign, state or local income taxation or any other form of taxation that may be applicable to an option holder.

         If you exchange outstanding incentive or nonstatutory stock options for New Options, you will not be required to recognize income for federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

         At the New Option Grant Date, you will not be required to recognize additional income for federal income tax purposes. The grant of New Options is not recognized as taxable income.

         We recommend that you consult your own tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the Offer.

13.      Material Tax Consequences for Employees who are Tax Residents in
         ----------------------------------------------------------------
         Argentina.
         ---------

         The following is a summary description of the income tax consequences under the Argentina tax law of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the tax law of Argentina and related interpretations as of the date of this Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

         Option Exchange. Under current law, you should not realize taxable
         ---------------
income upon the exchange of an Eligible Option for a New Option.

         Grant of New Option. Under current law, you should not realize taxable
         -------------------
income upon the grant of a New Option.

         Exercise of New Option. When you exercise the New Option you will be
         ----------------------
subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. The income recognized would be ordinary income to you, subject to taxation at your marginal tax rate.

         Sale of Shares. When you subsequently sell the shares acquired on the
         --------------
exercise of your New Option you will be subject to capital gains tax on any gain that you realize.

14.  Material Tax Consequences for Employees who are Tax Residents in Australia.
     --------------------------------------------------------------------------

     The following is a general summary of the tax consequences of the exchange of options under the Offer for Australian tax residents. This discussion is based on Australian tax law as of the date of the Offer, which is subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. The exchange of an Eligible Option for a New Option will
     ---------------
be treated as a taxable exercise of the Eligible Option. The tax treatment depends upon whether you elected to include the value of the Eligible Option at the time of grant (the "discount") in your assessable income for the income year in which the Eligible Option as granted. If you did not make this election, then you will likely be required to recognize income equal to the market value of the Eligible Option as at the date of the cancellation of the Eligible Option, calculated in accordance with a statutory formula. If you did elect to include the discount in your assessable income, then you will likely be required to recognize a taxable capital gain equal to the market value of the Eligible Option at the date of the cancellation of the Eligible Option, minus the cost base of the Eligible Option (subject to reduction by one-half if you have held the Eligible Option for at least 12 months). Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

     As discussed below, you may be subject to tax on the exercise of the New Option and/or the sale of the shares acquired upon that exercise. However, the tax payable on account of the option exchange may result in a reduction of the tax payable upon exercise of the New Option or the sale of the shares acquired upon that exercise.

     Grant of New Option. You will not be subject to additional tax upon the
     -------------------
grant of the New Option unless you make an election (the "Australian Election"). If you make the Australian Election, which will cover each share of our stock and each option to purchase such shares that you acquire during the tax year, then you must include the taxable gain of the New Option in your assessable income for the year of the New Option grant. The taxable gain will be the market value of the right to receive the New Option, less the market value of the Eligible Option, as determined as at the date of the cancellation of the Eligible Option in accordance with a statutory formula. The application of the formula in this context is not entirely certain.

     If you do not make the Australian Election, then you must include an amount (as described below) in your assessable income for the year in which the earliest of the following assessment times occurs:

     (1) the year when you dispose of the New Option (other than by exercising it);

     (2) the year when your employment with Extreme Networks or one of our subsidiaries or affiliates ceases;

     (3)  the year when you exercise the New Option; or

     (4)  the year when the New Option expires.

     The amount which you must include in your assessable income for the year in which the relevant assessment time occurs will be:

     (1) if you dispose of the New Option (or the shares acquired upon exercise) in an arm's length transaction within 30 days after the relevant assessment time--the amount or value of any consideration you receive for the disposal, minus the market value of the Eligible Option at the time of cancellation, minus the option exercise price (if the New Option has been exercised); or

     (2) in any other case--the market value of the New Option (or the shares acquired upon exercise) at the relevant assessment time, minus the market value of the Eligible Option at the time of cancellation, minus the option exercise price (if the New Option has been exercised).

     Exercise of New Option. You should not be taxed when you exercise the New
     ----------------------
Option.

     Sale of Shares. When you subsequently sell the shares acquired upon
     --------------
exercise of the New Option, any gain you realize will be taxed as a capital gain (other than gains from certain sales of shares within 30 days of the relevant assessment time, which will be taxed as income). The amount of the capital gain is equal to:

     (1) if you have held the shares for less than one year--the difference between the market value of the shares at the time of disposal and the cost base of the shares; or

     (2) if you have held the shares for at least one year--one half of the difference between the market value of the shares at the time of disposal and the cost base of the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

15.  Material Tax Consequences for Employees who are Tax Residents in Belgium.
     ------------------------------------------------------------------------

     This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will not be required to recognize any taxable income
     ---------------
solely as a result of the exchange of an Eligible Option for new options; however, any tax which you may have paid upon the grant of your Eligible Option cannot be credited against tax payable on the New Option.

     Grant of New Option. Since options granted in Belgium since 1999 have been
     -------------------
subject to tax on grant, you may have been subject to tax in connection with the grant of your Eligible Options. You will be subject to tax again when the New Option is granted to you if you accept it, and any tax, which you may have paid on the grant of your Eligible Options, cannot be credited against the tax payable on the New Option.

     Assuming that the expiration date of the offer is not extended and the New Option is not exercised for three years from the date of the new grant (and you sign an undertaking to that effect), the taxable amount will be 10% of the value of the underlying shares on the date of the "offer," plus the amount by which the New Option is "in the money" on the date of the "offer." If you exercise your New Option before the three year period, the taxable amount will be 20% of the value of the underlying shares on the date of the "offer," plus the amount by which the option is "in the money" on the date of the "offer."

     The date of the "offer" is the date on which you will receive written materials describing the terms and conditions of your New Option, which we expect to be June 5, 2002. The date upon which income is recognized is the 60th day following the offer.

     Exercise of New Option. You will not be subject to tax when you exercise
     ----------------------
your New Option and purchase the underlying shares.

     Sale of Shares. You will not be subject to tax when you subsequently sell
     --------------
the shares acquired upon the exercise of your New Option.

16.  Material Tax Consequences for Employees who are Tax Residents in Brazil.
     -----------------------------------------------------------------------

     This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances. It is a general summary for employees who are tax residents in Brazil of the tax consequences of the exchange of Eligible Options for New Option under the Offer. This discussion is based on the Brazilian tax law as of the date of the Offer, which is subject to change, possibly on a retroactive basis. PLEASE NOTE THAT TAX

LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. Under current law, you should not realize taxable income
     ---------------
upon the exchange of an Eligible Option for a New Option.

     Grant of New Option. You should not be taxed when the New Option is
     -------------------
granted.

     Exercise of New Option. Due to exchange control restrictions in Brazil, you
     ----------------------
will only be able to exercise the New Option granted to you by using the full cashless exercise method whereby the options are exercised without remitting any cash. You will not be entitled to receive and hold shares of Extreme Networks stock when you exercise the New Option

     Sale of Shares. Under the full cashless exercise method, the broker will
     --------------
immediately sell all of the shares subject to the option. You will receive the cash proceeds from the sale, minus the exercise price and any taxes, withholding obligations, commissions and broker's fees associated with the transactions.

17.  Material Tax Consequences for Employees who are Tax Residents in Canada.
     -----------------------------------------------------------------------

     This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision. This discussion is based on the Canadian tax laws as of the date of the Offer, which is subject to change, possibly on a retroactive basis. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New Option. Although we do not believe there will be a taxable event on the exchange, it is possible that if the stock price drops between the time of the cancellation of Eligible Options and the grant of New Option, the value of the New Option would be required to be included in your income. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When you exercise the New Option, the amount by
     ----------------------
which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will, subject to the deferral provisions discussed below, be treated as taxable income and taxed in the year of exercise. You may exclude one-half of this "spread" from your taxable income and you will be subject to tax on the remaining one-half at your marginal tax rate.

     You may defer taxation on the spread until the earlier of the time that you sell the shares purchased on exercise, die or become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are acquired under the applicable option plan.

     You may defer taxation on the spread only up to the first C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option, one-half of the difference between the sale price and the fair market value of the shares on the date of exercise (less any brokerage fees) will be subject to tax at your marginal income tax rate. One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent taxation year. Any amount on which taxation was deferred at exercise will become taxable at the time the shares are sold.

18.  Material Tax Consequences for Employees who are Tax Residents in Chile.
     ----------------------------------------------------------------------

     The following is a summary description of the Chilean tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Chilean tax legislation and related interpretations as of the date of this Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss, nor is intended to discuss, all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. Under current law, you should not realize taxable income
     ---------------
upon the exchange of an Eligible Option for a New Option.

     Grant of New Option. Under current law, you should not realize taxable
     -------------------
income upon the grant of a New Option. At the option exercise, it is unlikely that the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise may be subject to taxes in Chile. The capital gain, if any, will be originated at the time of sale of the shares and will be subject to First Category Income Tax and to Surtax.

     Exercise of New Option. When you exercise the New Option you will be
     ----------------------
subject to income tax on the difference between the fair market value of the shares subject to the option on the date of exercise and the exercise price taxable at applicable marginal income tax rates.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option you will be subject to capital gains tax on any gain that you realize.

19.  Material Tax Consequences for Employees who are Tax Residents in China.
     ----------------------------------------------------------------------

     This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances. It is a general summary for employees who are tax residents in China of the tax consequences of the exchange of Eligible Options for New Option under the Offer. This discussion is based on the Chinese tax law as of the date of the Offer, which is subject to change, possibly on a retroactive basis. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. Under current law, you should not realize taxable income
     ---------------
upon the exchange of an Eligible Option for a New Option.

     Grant of New Option. Under current law, you should not realize taxable
     -------------------
income upon the grant of a New Option.

     Exercise of New Option. Due to exchange control and securities law
     ----------------------
restrictions in the People's Republic of China, the terms of any New Option will be modified. You will only be able to exercise your New Option using the full cashless exercise method whereby the options are exercised without remitting any cash. You will not be entitled to receive and hold shares of our stock when you exercise your options and New Option.

     Sale of Shares. Under the cashless exercise method of exercise, the broker
     --------------
will immediately sell all of the shares that you are entitled to purchase. You will receive the cash proceeds from the sale, minus the exercise price and any taxes, withholding obligations, commissions and brokers' fees associated with the transaction.

20.  Material Tax Consequences for Employees who are Tax Residents in Denmark.
     ------------------------------------------------------------------------

     The following is a summary description of the Danish income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Danish tax code and related interpretations as of the date of this Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. It is likely that the exchange of an Eligible Option for a
     ---------------
New Option will be viewed as a taxable exercise or disposal of the Eligible Option. You will likely be required to recognize taxable income equal to the value of the New Option calculated in accordance with the statutory formula, although the precise application of the formula in this context is uncertain.

     You may have been subject to tax in connection with the grant of your Eligible Option if it was granted prior to January 1, 2001. It is likely that any taxes you may have paid or may be required to pay on account of the Eligible Option will not be recoverable and cannot be credited against any tax you will be required to pay in connection with the New Option. As described below, however, the tax payable on account of the option exchange may result in a reduction of the tax payable on the exercise of the New Option and possibly on the sale of shares acquired upon the exercise of the New Option.

     Grant of New Option. Under current law, you should not realize taxable
     -------------------
income upon the grant of a New Option.

     Exercise of New Option. When you exercise the New Option, the amount by
     ----------------------
which the fair market value of the shares you purchase exceeds the option exercise price you pay for the shares will be taxed at your marginal income tax rate. However, this amount will be reduced by certain amounts which were already subject to tax as described above. You will also be subject to social security contributions on the spread at exercise.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option, you will be subject to tax on any gain that you realize. The tax treatment depends upon whether you hold the shares for less than or more than three years. If you hold the shares for less than three years, the gain is taxed as investment income and is subject to tax rates of up to 59%. If you hold the shares for more than three years, the gain will be tax-free, provided the fair market value of your total portfolio of quoted shares for the last three years before the sale has not exceeded a certain threshold. If such threshold is exceeded, the gain will be taxed as share income.

21.  Material Tax Consequences for Employees who are Tax Residents in Finland.
     ------------------------------------------------------------------------

     The following is a summary description of the Finnish income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Finnish tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. Under current law, you should not realize taxable income
     ---------------
upon the exchange of an Eligible Option for a New Option.

     Grant of New Option. Under current law, you should not realize taxable
     -------------------
income upon the grant of a New Option.

     Exercise of New Option. When you exercise the New Option you will be
     ----------------------
subject to tax on the difference between the fair market value of the shares subject to the option and the exercise price taxable at applicable marginal income tax rates.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option you will be subject to capital gains tax on any gain that you realize.

22.  Material Tax Consequences for Employees who are Tax Residents in France.
     -----------------------------------------------------------------------

     The following is a general summary of the income tax and social contributions consequences of the exchange of options under the Offer for French tax residents. This discussion is based on French tax law as of the date of the Offer, which is subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New
Option.

     Grant of New Option. You should not be subject to tax when the New Option
     -------------------
is granted.

     Exercise of New Option. The New Option is not a French-Qualified Option.
     ----------------------
When you exercise your New Option, you will be subject to income tax (at your marginal rate) and social taxes on the difference between the fair market value of the shares on the date of exercise and the exercise price (i.e., the spread). This income is considered additional salary and therefore is included in your overall income for the year in which you exercise your New Option. You will also be subject to social security contributions on the spread at exercise.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option, you may be subject to capital gains and social taxes. These taxes only apply when the aggregate gross proceeds from the sale of shares by the individual during a calendar year period exceed an indexed amount, which is set at FRF50,000 (approximately US$6,450) for 2001.

23.  Material Tax Consequences for Employees who are Tax Residents in Germany.
     ------------------------------------------------------------------------

     The following is a summary description of the German income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the German tax law as of the date of this Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New
Option.

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When you exercise the New Option, the amount by
     ----------------------
which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be taxable as ordinary income. This amount may also be subject to social insurance contributions if and to the extent to which your income during the month in which you exercise the New Option is below the applicable social security contribution limits.

     Sale of Shares. You will not be subject to tax upon the subsequent sale of
     --------------
the shares acquired upon the exercise of your New Option, provided that (i) you have owned the shares for more than 12 months, (ii) you have not, within the last 5 years, held more than 10% of the stated capital of Extreme Networks, and (iii) you have not held the shares as a business asset. Effective January 1, 2002, the 10% limit will be lowered to 1% such that in order to satisfy the forgoing conditions, you cannot have held 1% of our stated capital. If tax is due, the amount subject to tax is equal to 50% of the amount by which the sale price exceeds the sum of the exercise price paid for the shares plus the amount that was subject to tax upon exercise.

24.  Material Tax Consequences for Employees who are Tax Residents in Hong Kong.
     --------------------------------------------------------------------------

     The following is a summary description of the Hong Kong income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Hong Kong tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. If you were employed in Hong Kong at the time of the
     ---------------
original grant and at the time of the new grant you will probably not be required to recognize any taxable income solely as a result of the exchange of an Eligible Option for a New Option granted at fair market value.

     Grant of New Option. If you were employed in Hong Kong at the time of the
     -------------------
original grant and at the time of the new grant you will probably not be required to recognize any taxable income solely as a result of the exchange of an Eligible Option for a New Option granted at fair market value.

     Exercise of New Option. When you exercise, assign or release the New Option
     ----------------------
it will be subject to salaries tax on the difference between the exercise price of the New Option and the fair market value of the shares subject to the New Option on the date of exercise.

     Sale of Shares. You will not be subject to salaries tax or capital gains
     --------------
tax when you sell the shares.

25.  Material Tax Consequences for Employees who are Tax Residents in Italy.
     ----------------------------------------------------------------------

     The following is a summary description of the Italian income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Italian tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New
Option.

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When you exercise the New Option you will be
     ----------------------
subject to employment income tax and social insurance contributions on the spread at exercise, unless an exemption applies. The spread will be the difference between the exercise price and the average of the official prices of the shares in the month preceding the exercise date (i.e., the average prices during the period ending on the day of exercise and starting on the same day of the preceding month). If Extreme Networks qualifies for an exemption you will not have to pay tax until you sell your shares.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option, the amount by which the sale price exceeds the option exercise price paid for the shares will be taxed at capital gains tax rates.

26.  Material Tax Consequences for Employees who are Tax Residents in Japan.
     ----------------------------------------------------------------------

     The following is a summary description of the Japanese income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Japanese tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New Option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When you exercise the New Option, the amount by
     ----------------------
which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax. This amount will likely be treated as "remuneration income" and will be taxed at your marginal tax rate. You will likely have to file a tax return to report this income.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option, any gain you realize will be subject to tax.

27.  Material Tax Consequences for Employees who are Tax Residents in Korea.
     ----------------------------------------------------------------------

     The following is a summary description of the Korean income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Korean tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New Option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When the New Option is exercised, the employee will
     ----------------------
be subject to tax on the difference (i.e., the "spread") between the exercise price and the fair market value of the shares at the time of exercise. The spread is treated as "salary" or "wages" and taxed at the employee's marginal rate.

     Sale of Shares. You will be subject to capital gains from the sale of
     --------------
shares.

28.  Material Tax Consequences for Employees who are Tax Residents in Malaysia.
     -------------------------------------------------------------------------

     The following is a summary description of the Malaysian income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Malaysian tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. Under current law, no tax should be payable upon the
     ---------------
option exchange as there will be no "spread" on the grant of the New Option.

     Grant of New Option. The New Option may be treated as new grants for
     -------------------
Malaysian tax purposes. Generally, you will recognize taxable income at the date of grant. The taxable amount is the difference (or spread) between the exercise price and the fair market value of the shares on the Net Option Grant Date, however, because the fair market value of the underlying shares at the New Option Grant Date is the same as the exercise price, it appears that there should be no tax liability on the grant of the New Option. Please note that the Malaysian tax authorities may characterize fair market value as the average of the high and low trading price on the date of grant. Please be advised that there is no well-established tax treatment of stock options in Malaysia.

     Exercise of New Option. If a spread exists at the date of grant, the you
     ----------------------
will be subject to tax on this spread. However, the tax will be due only when you exercise the options and realize the gain. You will not be subject to tax on the exercise of the New Option, unless there was a spread at grant, which would be taxed at exercise.

     Sale of Shares. You will not be taxed on any gain arising from the
     --------------
subsequent sale of shares, unless you are in the business of buying and selling securities.

29.  Material Tax Consequences for Employees who are Tax Residents in Mexico.
     -----------------------------------------------------------------------

     The following is a summary description of the Mexican income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Mexican tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. Under current law, employees who exchange an Eligible
     ---------------
Option for a New Option should not realize taxable income as a result of the exchange, to the extent that the underlying shares are not fully vested. However, the option exchange may result in taxable income for Eligible Options which are vested. In addition, as the New Option vests, the difference between the exercise price of the New Option and the fair market value of the shares subject to the option on the vesting date may be compensation income taxable at applicable marginal income tax rates.

     Grant of New Option. Under current law, you will not recognize income when
     -------------------
the New Option is granted provided the New Option is not transferable and has no commercial value.

     Exercise of New Option. You will not be taxed in connection with exercise
     ----------------------
unless the local subsidiary reimburses Extreme Networks for the spread (i.e., the difference between the exercise price and the fair market value of the shares at exercise). If the local subsidiary reimburses Extreme Networks in the amount of the spread (or any lesser amount reimbursed), you will recognize salary income in an amount equal to the reimbursement of the spread (or any lesser amount reimbursed). You may also be taxed on your ratable share of the administrative expenses (including legal fees and expenses) of the Plan, paid by the local subsidiary.

     Sale of Shares. If the local subsidiary does not reimburse Extreme
     --------------
Networks, upon sale of the shares acquired under the Plan, you will recognize "income from the disposition of property" equal to the amount by which the sale price exceeds the amount you paid for the stock (with an adjustment for inflation, plus any brokerage fees paid to buy or sell the stock).

     If, however, the local subsidiary reimburses Extreme Networks for the spread, you will have recognized salary income at the time of the reimbursement. In such case, the taxable gain will be calculated as the amount by which the sale price exceeds the sum of: (1) the amount you paid for the stock, (2) the amount that you included in income upon exercise as described above, with an adjustment for inflation, and (3) any brokerage fees paid to buy or sell the stock. If the local subsidiary reimburses Extreme Networks and a portion of the spread qualifies for an exclusion from salary income as a fringe benefit, the taxable gain will be calculated as the amount by which the sale price exceeds the sum of: (1) the amount you paid for the stock, (2) the amount you included in income at exercise and the amount excluded as an exempt fringe benefit, with an adjustment for inflation, and (3) any brokerage fees paid to buy or sell the stock.

     For Mexican income tax purposes, the tax basis, the proceeds from the sale and, consequently the applicable tax, are all calculated on the peso equivalent of the amounts in question.

30.  Material Tax Consequences for Employees who are Tax Residents in The
     --------------------------------------------------------------------
     Netherlands.
     -----------

     The following is a summary description of Dutch income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Dutch tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New Option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

     You may have been subject to tax in connection with your Eligible Option. It is likely that any taxes you may have paid or may be required to pay on account of the Eligible Option will not be recoverable and cannot be credited against any tax you will be required to pay in connection with the New Option.

     Grant of New Option. Under current law which became effective on January 1,
     -------------------
2001, you should not realize taxable income upon the exchange of an Eligible Option or the grant of a New Option, provided that you make an election to be taxed on the exercise date. Dutch tax law provides that you will recognize taxable income on the first date that shares subject to an option first vest, unless you elect to be taxed at the time of option exercise and such an election is submitted to the tax authorities prior to the first vesting of your New Option. For a New Option, this election must be made prior to the grant date, because a portion of the New Option will be vested on the grant date. Any taxes paid with respect to the Eligible Options cannot be credited against any income resulting from the vesting or exercise of the New Option.

     Exercise of New Option. If you elect to defer taxation until exercise, you
     ----------------------
should be subject to tax at exercise on the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise. You should be taxed at applicable marginal income tax rates

     Sale of Shares. The shares will not be subject to capital gains, provided
     --------------
you hold less than a 5% interest in Extreme Networks as a private investment.

31.  Material Tax Consequences for Employees who are Tax Residents in New
     --------------------------------------------------------------------
     Zealand.
     -------

     The following is a summary description of the New Zealand income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the New Zealand tax code and related interpretations as of the date of this Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. Under current law, you should not realize taxable income
     ---------------
upon the exchange of an Eligible Option for a New Option.

     Grant of New Option. Under current law, you should not realize taxable
     -------------------
income upon the grant of a New Option.

     Exercise of New Option. When you exercise the New Option the difference
     ----------------------
between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise may be taxable at applicable marginal income tax rates.

     Sale of Shares. You may also recognize taxable capital gains on the sale of
     --------------
your shares.

32.  Material Tax Consequences for Employees who are Tax Residents in Norway.
     -----------------------------------------------------------------------

     The following is a summary description of the Norwegian income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Norwegian tax code and related interpretations as of the date of this Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. Under current law, you should not realize taxable income
     ---------------
upon the exchange of an Eligible Option of a New Option.

     Grant of New Option. Under current law, you should not realize taxable
     -------------------
income upon the grant of a New Option. Unless your New Option is non-transferable and conditional, any options held by you at the end of the year may be subject to the wealth tax.

     Exercise of New Option. When you exercise the New Option the difference
     ----------------------
between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise may be compensation income taxable at applicable marginal income tax rates. You may be able to deduct any loss from the exchange of the Eligible Option. You may be subject to wealth tax on any shares held by you at the end of the year.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option, the amount by which the sale price exceeds the option exercise price paid for the shares will be taxed at capital gains tax rates. Any loss is deductible.

33.  Material Tax Consequences for Employees who are Tax Residents in Singapore.
     --------------------------------------------------------------------------

     The following is a summary description of the Singaporean income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Singaporean tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New Option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When you exercise the New Option , the amount by
     ----------------------
which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income and social security tax at the time of exercise.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option , you will not be subject to tax unless you are in the business of buying and selling securities.

34.  Material Tax Consequences for Employees who are Tax Residents in Spain.
     ----------------------------------------------------------------------

     The following is a summary description of the Spanish income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Spanish tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New Option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When you exercise the New Option, the amount by
     ----------------------
which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax, although certain exceptions may apply.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option, you will recognize a taxable capital gain (or loss) on the difference between the sale proceeds and your acquisition cost. Your acquisition cost is generally equal to the sum of the option exercise price paid for the shares plus the income, if any, recognized for income tax purposes with respect to the shares upon exercise of the New Option, plus any expenses you may have incurred. If you hold the shares one year or less, the capital gain is taxed at the general income tax rate. If you hold the shares for more than one year, the capital gain will be taxed at a flat rate (currently 18% for 2001).

35.  Material Tax Consequences for Employees who are Tax Residents in Sweden.
     -----------------------------------------------------------------------

     The following is a summary description of the Swedish income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Swedish tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New
Option.

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When you exercise the New Option, you may be
     ----------------------
subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. The income recognized would be considered regular salary to you, subject to taxation at your marginal tax rate.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of your New Option, you will recognize a capital gain (or loss) equal to the difference between the sales price and the sum of the option exercise price paid for the shares plus the amount of regular salary you recognized for income tax purposes upon exercise of the New Option. Capital gains are taxed at a flat rate (currently 30% for 2001).

36.  Material Tax Consequences for Employees who are Tax Residents in Taiwan.
     -----------------------------------------------------------------------

     The following is a summary description of the Taiwanese income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the Taiwanese tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New
Option.

     Grant of New Option. Under current law, you should not realize taxable
     -------------------
income upon the grant of a New Option or upon the subsequent exercise of the New Option.

     Exercise of New Option. You will not be taxed when you exercise your New
     ----------------------
Option unless the local subsidiary reimburses Extreme Networks for the amount of the spread and takes a tax deduction. If Extreme Networks is reimbursed by the local subsidiary who subsequently takes a tax deduction, you will incur taxable income on the difference (or spread) between the exercise price of the New Option and the fair market value of the shares on the date of exercise.

     Sale of Shares. You will not recognize any taxable income when you
     --------------
subsequently sell the shares acquired upon the exercise of your New Option.

37.  Material Tax Consequences for Employees who are Tax Residents in United
     -----------------------------------------------------------------------
     Arab Emirates.
     -------------

     The following is a summary description of the income tax consequences under the current tax law of the United Arab Emirates of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the tax code of the United Arab Emirates and related interpretations as of the date of this Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New
Option.

     Grant of New Option. Under current law, you should not realize taxable
     -------------------
income upon the grant of a New Option.

     Exercise of New Option. You will probably not be taxed when you exercise
     ----------------------
your New Option.

     Sale of Shares. You will not be taxed when you subsequently sell the shares
     --------------
acquired upon the exercise of your New Option.

38.  Material Tax Consequences for Employees who are Tax Residents in United
     -----------------------------------------------------------------------
     Kingdom.
     -------

     The following is a summary description of the United Kingdom income tax consequences of the exchange of Eligible Options pursuant to the Offer. This discussion is based on the United Kingdom tax law as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. PLEASE NOTE THAT TAX LAWS CHANGE

FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCE. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

     Option Exchange. You will probably not be required to recognize any taxable
     ---------------
income solely as a result of the exchange of an Eligible Option for a New
Option.

     Grant of New Option. You will not be subject to tax when the New Option is
     -------------------
granted to you.

     Exercise of New Option. When you exercise the New Option, the amount by
     ----------------------
which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax. You will also be required to pay the employee's NICs on this amount if your earnings do not already exceed the maximum limit for NIC purposes. The maximum limit is (pound)29,900 per year for the U.K. tax year April 6, 2001 to April 5, 2002.

     Sale of Shares. When you subsequently sell the shares acquired upon the
     --------------
exercise of the New Option, you will be subject to capital gains tax on the amount by which the sale proceeds exceed the fair market value of the shares at the time of exercise. Any capital gains tax you may owe is subject to an annual personal exemption ((pound)7,500 for the current U.K. tax year) and to taper relief calculated with reference to the period of time during which you held the shares.

39.  Extension of the Offer; Termination; Amendment.
     ----------------------------------------------

     We may at any time, and from time-to-time, extend the period of time during which the Offer is open and delay accepting any Eligible Options tendered for exchange by announcing the extension and giving oral or written notice of the extension to the option holders.

     Prior to the Expiration Date, in order to terminate or amend the Offer, we may postpone accepting and canceling any Eligible Options if any of the conditions specified in Section 6 occur. In order to postpone accepting or canceling, we must announce the postponement and give oral or written notice of the postponement to the option holders. Our right to delay accepting and canceling Eligible Options may be limited by Rule 13e-4(f)(5) under the Securities Exchange Act, which requires that we pay the consideration offered or return the surrendered options promptly after we terminate or withdraw the Offer.

     As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the consideration offered in the Offer to option holders or by decreasing or increasing the number of Eligible Options to be exchanged or surrendered in the Offer.

     We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, the amendment must be issued no later than 12:00 noon, Pacific Time, on the next business day after the last previously scheduled or announced expiration date. Any announcement relating to the Offer will be sent promptly to option holders in a manner reasonably designed to inform option holders of the change.

     If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer on or before the Expiration Date, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

     - increase or decrease what we will give you in exchange for your Eligible Options;

     - increase or decrease the number of Eligible Options to be exchanged in the Offer; or

     -    extend or terminate the Offer.

     If the Offer is scheduled to expire within ten business days from the date we notify you of such an increase or decrease, we intend to extend the Offer for a period of ten business days after the date the notice is published.

40.  Fees and Expenses.
     -----------------

     We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to exchange such Eligible Options pursuant to this Offer.

41.  Information Concerning Extreme Networks.
     ---------------------------------------

     Extreme Networks, Inc, together with its subsidiaries, is a leading provider of network infrastructure equipment for business applications and services. We were established in 1996 to address the issues caused by slow and expensive networks. We set out to change the industry by replacing complex software-based routers with simple, fast, highly intelligent, hardware-based switches. The acceptance of this innovative, simplified approach to networking has enabled us to become an industry leader. Our goal is to realize our corporate vision of Ethernet Everywhere - a unifying network strategy that uses proven Ethernet technology to simplify each element of the network. Accordingly, our strategy is to lay the foundation for a future of easily deployable, highly scalable, ubiquitous bandwidth for networks, applications and users.

     We are incorporated in Delaware. Our principal executive offices are located at 3585 Monroe Street, Santa Clara, CA 95051, and our telephone number at that address is (408) 579-2800.

     The following table sets forth selected consolidated financial operating data for Extreme Networks, Inc. The selected historical statement of operations data for the years ended July 1, 2000 and the selected historical balance sheet data as of July 1, 2000 and 2001 have been derived from the consolidated financial statements included in our Annual Report on Form 10-K for the year ended July 1, 2001 that have been audited by Ernst & Young LLP, independent auditors. The information presented below should be read together with the complete financial statements and the notes related thereto as well as the section of these reports entitled Management's Discussion and Analysis of Financial Condition and Results of Operations. We have presented the following data in thousands, except per share data.

                                                                     FISCAL YEAR ENDED JULY 1,
                                                                    2000                   2001
Consolidated Statement Of Operations Data:                        (IN THOUSANDS, EXCEPT PER SHARE)
Net revenues ................................................    $  261,956            $   491,232
Operating income (loss) .....................................        16,254               (201,893)
Net income (loss) ...........................................    $   20,048            $   (68,883)

Net income (loss) per share:

Basic .......................................................    $     0.20            $     (0.64)

Diluted .....................................................    $     0.18            $     (0.64)

Shares used in computing net income (loss) per share:

Basic .......................................................       100,516                108,353

Diluted .....................................................       111,168                108,353

Consolidated Balance Sheet Data
Cash, cash equivalents and short-term investments ...........    $  183,361            $   157,096
Working capital .............................................       205,881                211,432
Total assets ................................................       515,930                688,357
Total long-term liabilities .................................           306                    266
Total stockholders' equity ..................................       419,021                548,762
Current Assets ..............................................       302,484                350,761
Non-current Assets ..........................................       213,446                337,596
Current Liabilities .........................................        96,603                139,329
Non-current Liabilities .....................................           306                    266
Ratio of Earnings to Fixed Charges (1) ......................         62.98x                  --(2)
Book Value ..................................................          3.93                   4.81

---------
(1) For purposes of calculating the ratio of earnings to fixed charges, (i) earnings consist of consolidated income (loss) before income taxes plus fixed charges and (ii) fixed charges consist of interest expense incurred that is deemed by the Company to be representative of the interest factor.
(2) Earnings were inadequate to cover fixed charges.

     With respect to the Offer, we have filed a Tender Offer Statement on Schedule TO with the SEC, of which this Offer to Exchange is a part. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, before making a decision on whether to tender your options.

     We recommend that you review the following materials that we have filed with the SEC before making a decision on whether to exchange your options:

     (a) our Annual Report on Form 10-K for our fiscal year ended July 1, 2001, filed with the SEC on September 26, 2001;

     (b) our Proxy Statement for our 2001 Annual Meeting of Stockholders, filed with the SEC on October 16, 2001; and

     (c) the description of our Common Stock included in our Registration Statement on Form 8-A filed with the SEC on April 5, 1999.

     The SEC file number for these filings is 000-25711. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

          450 Fifth Street, N.W.         500 West Madison Street
          Room 1024                      Suite 1400
          Washington, D.C. 20549         Chicago, Illinois 60661

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

         Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

         Our common stock is quoted on the Nasdaq National Market under the symbol "EXTR," and our SEC filings can be read at the following Nasdaq address:

                                Nasdaq Operations
                               1735 K Street, N.W.
                             Washington, D.C. 20006

         We will also provide each employee or member of our Board of Directors, upon their written or oral request and without charge, a copy of this Offer to Exchange or any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

                             Extreme Networks, Inc.
                            Attn: Investor Relations
                               3585 Monroe Street
                              Santa Clara, CA 95051

or by telephoning us at (408) 579-2800 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time.

         As you read the documents listed in this Section 41, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer, you should rely on the statements made in the most recent document.

         The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you.

42.      Miscellaneous.
         -------------

         If at any time we become aware of any jurisdiction where the making of this Offer violates the law, we will make a good faith effort to comply with the law. If, we cannot comply with the law, the Offer will not be made to, nor will exchanges be accepted from or on behalf of, the option holders residing in that jurisdiction.

         Our Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from us is limited to this document, the attached Summary of Terms and the Tender Offer Statement on Schedule TO.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE ATTACHED SUMMARY OF TERMS AND THE TENDER OFFER STATEMENT ON SCHEDULE TO. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Extreme Networks, Inc.                                          October 31, 2001

                                   SCHEDULE A

                       INFORMATION ABOUT OUR DIRECTORS AND
                               EXECUTIVE OFFICERS

     Our directors and executive officers and their positions and offices as of October 31, 2001 are set forth in the following table:

NAME                                        POSITION AND OFFICES HELD
----                                        -------------------------

Gordon L. Stitt                  President, Chief Executive Officer and Director

Harold L. Covert                 Vice President, Chief Financial Officer and
                                 Secretary

Stephen Haddock                  Vice President and Chief Technical Officer

Herb Schneider                   Vice President, Engineering

Chris Todd                       Vice President, Worldwide Sales

Darrell Scherbarth               Chief Strategy Officer

Charles Carinalli                Director

Promod Haque                     Director

Ken Levy                         Director

Lawrence Orr                     Director

Peter Wolken                     Director





The address of each director and executive officer is: c/o Extreme Networks, 3585 Monroe Street, Santa Clara, California, 95051.

                                       37